Exhibit 99.1

TITAN TRUCKING, LLC, AND SUBSIDIARY

A LIMITED LIABILTY COMPANY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

C O N T E N T S

Report of Independent Registered Public Accounting Firm

To the Members of Titan Trucking, LLC and Subsidiary (A Limited Liability Company):

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Titan Trucking, LLC and Subsidiary (A Limited Liability Company) (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in members’ equity (deficiency), and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and its total current liabilities exceed its total current assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

1

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description

As described in Notes 5 and 6 to the financial statements, on June 10, 2022 and December 9, 2022, the Company completed acquisitions of Century Waste Management and WTI Global, Inc., respectively. The transactions were accounted for as asset acquisitions (the “Acquisitions”). The net assets acquired were recorded at fair value and included vehicles and equipment from Century Waste Management and a customer list intangible from WTI Global, Inc.

Auditing the Company’s accounting for these Acquisitions was complex due to the judgement involved in evaluating whether the Acquisitions met the criteria of a business combination or an asset acquisition among other accounting considerations. The subjective considerations included whether substantially all the fair value of the gross assets acquired was concentrated in a single identifiable asset or group of similar identifiable assets.

How the Critical Matter Was Addressed in the Audits

To test the Company’s accounting for the Acquisitions, we performed the following audit procedures:

●	We evaluated the Company’s application of the relevant accounting guidance under ASC Topic 805 – Business Combinations.
●	We obtained and read the relevant asset purchase agreements and assessed the completeness and accuracy of the net assets acquired.
●	We recalculated the fair value of the consideration paid in the Acquisitions.
●	We evaluated the reasonableness of the valuation methodologies used to arrive at the fair value of the acquired assets.
●	We assessed the appropriateness of the related disclosures in the financial statements.

/s/ Freed Maxick CPAs, P.C.

We have served as the Company’s auditor since 2023.

Buffalo, New York

September 28, 2023

2

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	DECEMBER 31, 2022	DECEMBER 31, 2021
ASSETS
Current Assets:
Cash	$26,650	$33,579
Accounts receivable, net	517,583	413,723
Subscriptions receivable	200,000	-
Other receivables	1,241	426,016
Prepaid expenses and other current assets	128,689	88,314
Total Current Assets	874,163	961,632

Property and equipment, net	5,643,941	3,160,179
Intangible assets, net	687,500	-
Other assets	8,251	8,251
Operating lease right-of-use asset, net	194,112	276,370
	6,533,804	3,444,800

TOTAL ASSETS	$7,407,967	$4,406,432

LIABILITIES AND MEMBERS’ EQUITY (DEFICIENCY)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$736,658	$373,647
Accrued payroll and related taxes	50,983	33,039
Notes payable, net of deferred financing costs	1,098,158	1,244,206
Notes payable, net – related parties	-	3,660,864
Operating lease liability	95,243	85,303
Total Current Liabilities	1,981,042	5,397,059

Long-term notes, net of deferred financing costs	2,785,531	837,219
Operating lease liability, net of current portion	115,290	210,533
	2,900,821	1,047,752

Total Liabilities	4,881,863	6,444,811

MEMBERS’ EQUITY (DEFICIENCY)
Members’ equity (deficiency)	2,526,104	(2,038,379)

Total Members’ Equity (Deficiency)	2,526,104	(2,038,379)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIENCY)	$7,407,967	$4,406,432

The accompanying notes to the financial statements are an integral part of these statements.

3

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	For the Years Ended December 31,
	2022	2021

REVENUE	$4,203,112	$3,315,256
COST OF REVENUES	4,207,852	3,317,225
GROSS LOSS	(4,740)	(1,969)

OPERATING EXPENSES:
Salaries and salary related costs	475,512	395,395
Professional fees	265,575	30,503
General and administrative expenses	359,175	237,243

Total Operating Expenses	1,100,262	663,141

OPERATING LOSS	(1,105,002)	(665,110)

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	(199,453)	(140,812)
Loss on sale of assets	(168,208)	(262,264)
Employee Retention Credits	-	422,845
Forgiveness of Paycheck Protection Program loans	812,305	-
Other income	1,696	57,291
Total other income (expense)	446,340	77,060

NET LOSS	$(658,663)	$(588,050)

LOSS PER UNIT (BASIC AND DILUTED)
Weighted-average units outstanding	100	100
Net loss per unit	$(6,587)	$(5,881)

The accompanying notes to the financial statements are an integral part of these statements.

4

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Members’ Equity (Deficiency)
Balance – January 1, 2021	$(1,450,329)

Net loss	(588,050)

Balance – December 31, 2021	(2,038,379)

Contributions	5,223,146

Net loss	(658,663)

Balance – December 31, 2022	$2,526,104

The accompanying notes to the financial statements are an integral part of these statements.

5

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	FOR THE YEARS ENDED DECEMBER 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(658,663)	$(588,050)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Employee Retention Credits	-	(422,845)
Forgiveness of PPP loans	(812,305)	-
Bad debt expense	77,690	-
Depreciation and amortization	325,382	304,175
Loss on sale of property and equipment	168,208	262,264
Amortization of loan origination fees	6,663	-
Change in assets and liabilities:
Accounts receivable	(181,549)	(63,873)
Prepaid expenses and other current assets	(40,374)	(7,812)
Other receivables	424,775	-
Other assets	-	3,800
Operating lease right-of-use asset	82,258	76,179
Accounts payable and accrued expenses	363,010	(9,188)
Accrued payroll and payroll taxes	17,944	14,862
Operating lease liability	(85,303)	(76,172)
Total adjustments	580,761	(62,204)
Net cash used in operating activities	(312,264)	(506,660)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(3,349,628)	(47,177)
Disposal of property and equipment	371,819	211,965
Net cash provided by (used in) investing activities	(2,977,809)	164,788

CASH FLOWS FROM FINANCING ACTIVITIES
Loan origination fees	(99,950)	-
Proceeds from notes payable	4,398,833	1,806,332
Repayments of notes payable	(1,015,739)	(1,486,279)
Net cash provided by financing activities	3,283,144	320,053

NET DECREASE IN CASH	(6,929)	(21,819)

CASH – BEGINNING OF YEAR	33,579	55,398

CASH – END OF YEAR	$26,650	$33,579

CASH PAID DURING THE YEAR FOR:
Interest expense	$219,404	$112,423
SUPPLEMENTAL NON-CASH DISCLOSURES OF CASH FLOW:
Member contributions in exchange for loans payable	$4,505,646	$-
Subscription receivable in exchange for equity	$200,000	$-
Member contributions in exchange for intangible asset purchase	$517,500	$-
Note payable in exchange for intangible asset purchase	$170,000	$-

The accompanying notes to the financial statements are an integral part of these statements.

6

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Business Operations

Titan Trucking, LLC (the “Company”) was incorporated in the State of Michigan on January 26, 2017. The Company was formed as a limited liability company. The registered business address is located at 51512 Industrial Drive, New Baltimore, Michigan 48047.

The Company is engaged in the full-service solution of waste management. The Company offers a comprehensive package of waste reduction, collection, recycling, and technology-enabled solutions to support customer demand.

Senior Trucking, LLC (“Senior’) was established on March 14, 2017 with 100% ownership by the single member of Titan Trucking, LLC (“Titan”). Senior was formally acquired by Titan on April 5, 2020. Senior has operated exclusively under the management and assets of Titan since inception.

Going Concern

The Company’s consolidated financial statements as of December 31, 2022 and 2021, are prepared using accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

For the year ended December 31, 2022, the Company had a net loss of $658,663 ($588,050 in 2021). The working capital of the Company had a deficit of $1,106,879 for the year ended December 31, 2022 (deficit of $4,435,427 in 2021). Additionally, the Company used cash of $312,264 related to its operating activities during the year ended December 31, 2022. The Company had a cash balance of $26,650 as of December 31, 2022. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. The Company continues to shrink its working capital deficit year-over-year and has been able to continually meet the working capital needs of the business as they come due.

Management’s plans include raising capital through issuances of equity and debt securities and minimizing operating expenses of the business to improve the Company’s cash burn rate, in conjunction with the TraqIQ reverse-merger (Note 13). The combined companies, subsequent to the reverse merger, have been successful in attracting substantial capital from investors interested in the current public status of the Company, which has been used to support its ongoing cash outlays. In the second half of the year ended 2023, TraqIQ, its new legal parent company, obtained approximately $1 million in cash from private investors and believes, but cannot guarantee, it will continue to be able to attract capital from outside sources as it pursues a move to a national exchange. The Company has engaged a qualified investment bank to assist in its uplifting and simultaneous raise of capital. Additionally, the Company’s revenues continue to grow, and management expects the Company to shrink its net losses over the upcoming quarters through organic and acquisitive growth.

7

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and the regulations of the United States Securities and Exchange Commission. The Company adopted a December 31 fiscal year-end for financial statement reporting purposes.

The consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. In their opinion, such financial information is presented fairly and for all periods represented.

Principles of Consolidation

The consolidated financial statements include the accounts of Titan Trucking LLC and Senior Trucking LLC, its wholly owned affiliate. All material inter-company accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its combined financial statements on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Combinations

Under the guidance enumerated in FASB Accounting Standards Codification (“ASC”) 805, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asst or group of similar identifiable assets, the set is not considered a business and is accounted for as an asset acquisition at which point, the acquirer measures the assts acquired based on their cost, which is allocated on a relative fair value basis.

Business combinations are accounted for utilizing the fair value of consideration determined by the Company’s management and external specialists. The Company recognizes estimated fair values of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill is recognized as any excess in fair value over the net value of assets acquired and liabilities assumed.

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TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Cash and cash equivalents

The Company considers all highly liquid money market funds and certificates of deposit with original maturities of less than three months to be cash equivalents. The Company maintains its cash balances with various banks. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2022, the Company had no amounts above this amount.

Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at year-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company writes off bad debts as they occur during the year. As of the year ended December 31, 2022, the Company allocated $77,690 to the allowance for doubtful accounts. There was no allowance for the year ended December 31, 2021.

Subscriptions Receivable

Subscription receivable consists of members’ equity that have been issued with subscriptions that have not yet been settled. As of December 31, 2022 and 2021, there were $200,000 and nil, respectively, in subscriptions that had not yet settled. All these funds were settled in January of 2023, prior to the filing of this report. Subscriptions receivable are carried at cost which approximates fair value.

Property and Equipment, net

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the consolidated statement of operations or the period in which the disposal occurred. The Company utilizes a useful life ranging from 5 to 25 years for its trailers, tractors, shop equipment, leasehold improvements, and containers.

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of December 31, 2022.

Finite Intangible Assets, net

Finite intangible assets are recorded at their estimated fair value at the date of acquisition. They are amortized on a straight-line basis over their estimated useful lives. Management annually evaluates the estimated remaining useful lives of the intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization. The Company acquired the finite intangible asset, customer lists, as part of the asset acquisition of WTI Global, Inc. Customer lists are amortized over a remaining useful life of 10 years as determined by management.

9

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Finite-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. Management assessed and concluded that no impairment write-down would be necessary for the finite-lived intangible assets as of December 31, 2022.

Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and short-term notes payable. As of the consolidated balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments.

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU or liability.

The Company has elected to apply the practical expedient to not separate the lease and non-lease components of a contract, which ultimately results in a higher amount of total lease payments being included within the present value calculation of the lease liability.

Loan Origination Fees

Loan origination fees represent loan fees relating to notes granted to the Company and are amortized over the life of the note. Amortization expense for the year ended December 31, 2022 was $6,663. The net amount of $93,745 was netted against the outstanding long-term debt.

Revenue Recognition

The Company records revenue based on a five-step model in accordance with ASC 606, Revenue from Contracts with Customers, which requires the following:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

10

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

The Company’s operating revenues are primarily generated from fees charged for the collection and disposal of waste. Revenues are recognized at a point in time immediately after completion of disposal of waste at a landfill or transfer station and billed out to customers. Rates charged for services performed are usually based on pre-negotiated amounts via contractual obligations and are billed on a performance satisfaction basis via invoice. Invoices usually contain a payment term of net 30 days. There are no significant financing operations with customers in relation to revenues generated and collected.

Revenues from collection operations are influenced by factors such as collection frequency, type of collection furnished, type and volume or weight of the waste collected, distance to the disposal facility or material recovery facility and disposal costs. Fees charged at transfer stations are generally based on the weight or volume of waste deposited, including the cost of loading, transporting, and disposing of the solid waste at a disposal site. The fees charged for services generally include environmental, fuel charge and regulatory recovery fees, which are intended to pass through to customers direct and indirect costs incurred.

Concentration Risk

The Company performs a regular review of customer activity and associated credit risks.

During the year ended December 31, 2022, one customer accounted for more than 63% of accounts receivable. During the year ended December 31. 2021, two customers accounted for more than 77% of total accounts receivable.

During the year ended December 31, 2022, three customers accounted for more than 76% of total revenues generated. During the year ended December 31, 2021, three customers accounted for more than 77% of total revenues generated.

The Company maintains positive customer relationships and continually expands its customer base, mitigating the impact of any potential concentration risks that exist.

Basic and Diluted Loss per Unit

The Company presents both basic and diluted earnings per unit for the periods presented in the consolidated financial statements. Basic and diluted loss per unit is calculated by dividing the net loss attributable to the Company by the weighted average number of units outstanding during the periods presented.

Income Taxes

The Company, with consent from its members, has elected under the Internal Revenue Code to be an “S” corporation. In lieu of corporation income taxes, the shareholders of an “S” corporation are taxed on their proportionate share of the Company’s taxable income.

Advertising and Marketing Costs

Costs associated with advertising are charged to expense as occurred. For the years ended December 31, 2022 and 2021, the advertising and marketing costs were $11,336 and $3,394, respectively.

11

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Recently Issued Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” This amendment replaces the incurred methodology in current GAAP with a methodology that reflects expected credit losses on instruments within its scope, including trade receivables. This update is intended to provide financial statement users with more decision-useful information about the expected credit losses. In November 2019, the FASB issued No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), which deferred the effective date of ASU 2016-13 for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect a material impact from the adoption of ASU 2016-13 on the consolidated financial statements.

NOTE 4 - OTHER RECEIVABLES

	December 31, 2022	December 31, 2021
Employee retention credit (1)	$-	$422,845
Other receivables	1,241	3,171
	$1,241	$426,016

(1)	During 2021, the Company applied for the Employee Retention Credits (“ERC”) in the amount of $422,845 relating to the 2020 and 2021 fiscal years. The Company assessed the probability of receiving the funds at December 31, 2021 and determined that the conditions attached to receiving the ERC were met and it was probable to be received. As a result, the Company recognized income of $422,845 during the year ended December 31, 2021.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Containers	$1,397,311	$-
Trucks and tractors	4,086,968	2,213,265
Trailers	1,197,357	1,829,853
Shop equipment	40,380	40,380
Leasehold improvements	19,589	19,589
	6,741,605	4,103,087
Less: accumulated depreciation	(1,097,664)	(942,908)
Net book value	$5,643,941	$3,160,179

Depreciation expenses for the year ended December 31, 2022 and 2021 were $325,382 and $304,175, respectively.

12

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

On June 10, 2022, the Company entered into an asset purchase agreement with Century Waste Management for consideration of approximately $1,805,000. The entire purchase price agreement was allocated as fair value to the fixed assets acquired; no goodwill or intangible assets were determined to be transferred as part of the sale. In order to fund the asset purchase from Century, the Company entered into several private equipment financing agreements.

NOTE 6 – INTANGIBLES, NET

Intangible assets acquired consisted of the following as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Customer lists	$687,500	$-
Less: accumulated amortization	-	-
Net book value	$687,500	$-

For the years ended December 31, 2022 and 2021, there were no amortization expenses recorded. Amortization is expected to be $68,750 for each of the next five years.

On December 9, 2022, the Company entered into a purchase agreement with WTI Global, Inc. (the “seller”) for consideration of approximately $687,500 in exchange for intangible assets. The entire purchase consideration was allocated as fair value to the customer lists acquired from the seller. The $687,500 was funded through a combination of a note payable to the seller of $170,000 and an equity infusion from a member of the Company for $517,500. See Note 9 and 10 for further details.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Detail of accounts payable and accrued expenses as of December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Accounts payable	$669,231	$309,833
Credit card payable	29,454	28,683
Accrued interest	12,298	35,131
Accrued expenses and other	25,675	-
	$736,658	$373,647

13

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 8 – LEASE PAYABLE

The Company leases both its headquarters office and operational warehouse in Troy, Michigan. Leases with an initial term of 12 months or less or are immaterial are not included on the consolidated balance sheets. During the year ended December 31, 2019, the Company entered into a 62-month lease which expires on January 15, 2025. The monthly payments were initiated on February 15, 2020 at $8,251 after a 2-month rent abatement period. Straight rent was calculated at $8,479 per month. The total remaining operating lease expenses through the expected termination date is approximately $211,963. Total operating lease expenses for the years ended December 31, 2022 and 2021 were $112,753 and $112,198, respectively.

	As of December 31,
	2022	2021
Weighted average remaining lease term (in years)	2.08	3.08
Weighted average discount rate	7.57%	7.57%

Future minimum lease payments required under operating leases on an undiscounted cash flow basis as of December 31, 2022 are as follows:

Fiscal Year	Operating Lease Payments
2023	$107,930
2024	111,168
2025	9,287
Total minimum lease payments	228,385
Less: imputed interest	(17,852)
Present value of future minimum lease payments	$210,533

Current operating lease liabilities	95,243
Non-current operating lease liabilities	115,290

On April 1, 2023, the Company entered into a 60-month lease in Detroit, Michigan with a related party, which terminates on March 31, 2028. The monthly payments were initiated on May 1, 2023, after a 1-month rent abatement period. Straight rent was calculated at $33,564 per month.

14

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTES 9 – NOTES PAYABLE

The Company borrows funds from various creditors to finance equipment and vehicles and acquisitions consisting of the following:

				December 31, 2022		December 31, 2021
Lender	Maturity Date	Interest Rate	Monthly Payment	Short-Term	Long-Term	Short-Term	Long-Term
		%	$	$	$	$	$
Loans
Fifth Third Bank (PPP)**	2/8/22 - 5/24/22	-	-	-	-	812,304	-
WTI Global	On demand	7.00	-	170,000	-	-	-

Collateralized Loans
Peoples United	11/10/23	5.75	16,614	177,539	-	165,337	177,539
M&T Bank	2/23/25	8.78	13,000	121,927	321,192	128,191	443,120
Daimler Truck	5/14/23 - 9/29/23	4.95 - 6.00	2,487 - 2,762	74,873	53,429	138,374	216,560
Ascentium Capital	5/5/27 - 6/5/27	3.75 - 5.82	4,812 - 5,935	152,467	587,991	-	-
Balboa Capital	8/13/27	9.68	4,860	38,895	179,433	-	-
Blue Bridge Financial	8/10/27	12.18	1,442	10,394	50,951	-	-
Financial Pacific	7/15/27 - 10/15/27	7.49 - 9.87	1,585 - 1,906	29,187	133,220	-	-
M2 Equipment	8/10/27	8.68	4,739	39,527	178,039	-	-
Meridian Equipment	7/12/27	9.32	3,118	25,518	113,606	-	-
Navitas	7/23/27	7.99	4,257	36,791	158,723	-	-
Pawnee	8/15/27	10.19	5,296	41,480	193,759	-	-
Signature	9/15/27 - 6/30/28	6.93 - 8.25	3,901 - 4,842	73,973	374,921	-	-
Trans Lease	2/20/27	9.75	4,838	40,524	157,569	-	-
Verdant	4/27/27	6.25	4,702	44,324	169,390	-	-
Western Equipment	8/15/27	8.93	4,989	41,186	186,605	-	-

Related Parties
Titan Property	On demand	-	-	-	-	1,204,532	-
C. and M. Rizzo	On demand	3.00	-	-	-	500,000	-
M. Rizzo	On demand	1.90	-	-	-	1,785,451	-
J. Rizzo	On demand	5.00	-	-	-	170,881	-
				1,118,605	2,858,828	4,905,070	837,219

Principal maturities for the next five years and thereafter:

2023	1,118,605
2024	806,510
2025	857,789
2026	723,597
2027	442,419
Thereafter	28,514
Total principal payments	3,977,434
Less: debt issuance costs	(93,745)
Total notes payable	3,883,689

**	The Company applied for and received loans from the Paycheck Protection Program (the “PPP”) in the amounts of $406,152 and $406,153, received on May 5, 2020 and February 1, 2021, respectively. On January 31, 2022 and March 21, 2022, the Company received notices that the entire balances of the loans plus any accrued interest were forgiven and recorded in the consolidated statement of operations as forgiveness of $812,305 during the year ended December 31, 2022.

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TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTES 10 – RELATED PARTY TRANSACTIONS

The Company had various related party notes payable outstanding at December 31, 2021. The notes were payable to the owner, entities related to the owner, and family members (Note 9). During the year ended December 31, 2022, the Company conducted several related party transactions in exchange for equity ownership in Titan Trucking LLC. As a result of the transactions, a net balance of $4,505,646 of related party loans were converted as equity contributions and eliminated. An additional $517,500 of contributions from a member were paid directly to the sellers for the purchase of the WTI Global Inc. customer list acquisition. These equity contribution conversions and intangible asset purchases were utilized in the calculation of equity ownership of the members as of the year ended December 31, 2022.

As of December 31, 2022, there was $200,000 outstanding in subscriptions receivable owed from one of the members of the Company in relation to these equity transactions (Note 2).

NOTE 11 – BENEFIT PLAN

The Company offers a 401(k) plan. Employees are eligible to participate in the plan on the first day of the month following the date of hire. Employees may defer up to $22,500 per year. The Company is required to contribute on behalf of each eligible participating employee. The Company will match 50% of the participants deferral not to exceed 3%. Employees will share in the matching contribution regardless of the amount of service completed during the plan year. Employees will become 100% vested in the employer matching contributions after one year of service.

Employer contributions for the year ended December 31, 2022 and 2021 was $11,164 and $10,957, respectively.

NOTE 12 - CONTINGENCIES

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. The Company is in an ongoing lawsuit with Wolverine Transfer Station over a contractual dispute and property damages. Wolverine is countersuing the Company for losses from the cancellation of contractual obligations. It is the position of the Company that net losses arising from Wolverine’s claims are not estimable nor probable at the time of this filing.

NOTE 13 – SUBSEQUENT EVENTS

Subsequent events were evaluated through September 28, 2023, which is the date the consolidated financial statements were issued.

In April 30, 2023, the Company entered into a notes payable agreement with Titan Holdings 2 in the amount of $592,470, which matures on April 30, 2028. Interest accrues at 10.5% per annum for the first twelve months and shall increase 0.5 basis points on each anniversary of the note. The Company shall make interest-only payments for the first 60 months of the note and pay the principal in full on the fifth anniversary of the note.

On May 19, 2023, pursuant to the terms of the Titan Merger Agreement, the Company completed the Titan Merger. Under the terms of the Titan Merger Agreement, the Company agreed to pay the Titan owners 630,900 shares of the Company’s Series C Preferred Stock as consideration. The Company accounted for the Titan Merger as a reverse acquisition using acquisition accounting.

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